EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-76035), pertaining to the registration of 9,224,263 shares of Class A Common Stock of Dan River Inc.; the Registration Statement (Form S-8 No. 333-67083) pertaining to The Bibb Company 1997 Omnibus Stock Incentive Plan, Dan River Inc., Amended and Restated Stock Option Plan, as Amended, Dan River Inc. 1997 Stock Incentive Plan, Dan River Inc. 1997 Stock Plan for Outside Directors; the Registration Statement (Form S-8 No. 333-36542) pertaining to the 2000 Long-term Incentive Plan; and the Registration Statement (Form S-8 No. 333-52458) pertaining to the Dan River Inc. Nonqualified 401(k) and Deferred Compensation Plan for Highly Compensated Employees and Directors; of our report dated February 3, 2003, with respect to the consolidated financial statements and schedule of Dan River Inc. included in this Annual Report (Form 10-K) for the year ended December 28, 2002.



                                      /s/ Ernst & Young LLP




Greensboro, North Carolina
February 20, 2003